As Filed with the Securities and Exchange Commission on August 10, 2001
                                                     Registration No.  333-56728
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                          AMENDMENT NO. 3 to FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      -------------------------------------

                              PREFERRED VOICE, INC.
                 (Name of small business issuer in its charter)

      Delaware                        4813                     75-2440201
(State or jurisdiction          (Primary Standard           (I.R.S. Employer
  of incorporation          Industrial Classification    Identification Number)
  or organization)                  Code Number)



                       6500 Greenville Avenue, Suite 570,
                        Dallas, TX 75206, (214) 265-9580
                   (Address and telephone number of principal
               executive offices and principal place of business)


               --------------------------------------------------

                                  G. Ray Miller
                             Chief Executive Officer
                        6500 Greenville Avenue, Suite 570
                                Dallas, TX 75206
                                 (214) 265-9580
                (Name, address and telephone number of agent for
                                    service)

                                    Copy to:

                              Mark D. Wigder, Esq.
                              Jenkens & Gilchrist,
                           a Professional Corporation
                                   Suite 3200
                                1445 Ross Avenue
                              Dallas, TX 75202-2799
                                 (214) 855-4500
                  --------------------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [ ]___________________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]______________________

                     ---------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

This Amendment No. 3 is being filed to effect the filing of the exhibit included herewith and to revise the exhibit index accordingly.

                                                          EXHIBITS

Exhibit
Number                Description of Exhibit
------               ------------------------

3.1(1)              Certificate  of  Incorporation  of  Preferred/telecom,  Inc.
                    filed on  August  3,  1992  with the  Secretary  of State of
                    Delaware (Exhibit 3.1)
3.2(1)              Certificate  of  Amendment,  filed on May 2,  1994  with the
                    Secretary of State of Delaware (Exhibit 3.2)
3.3(1)              Certificate  of Amendment,  filed on March 21, 1995 with the
                    Secretary of State of Delaware (Exhibit 3.3)
3.4(2)              Certificate  of  Amendment,  filed on July 27, 1995 with the
                    Secretary of State of Delaware (Exhibit 3.5)
3.5(3)              Certificate  of  Amendment,  filed on March 7, 1997 with the
                    Secretary of State of Delaware (Exhibit 3.5)
3.6(1)              Bylaws of Preferred/telecom, Inc. (Exhibit 3.4)
4.1(1)              Specimen    Certificate    evidencing    Common   Stock   of
                    Preferred/telecom, Inc. (Exhibit 4.1)
5.1++               Opinion of Jenkens & Gilchrist, a Professional Corporation
10.1+               Form  of  Warrant   Certificate   and  Schedule  of  Warrant
                    Certificates
10.2(4)             Form of Subscription Agreement and Schedule (Exhibit 4.8)
10.3(5)             Subscription  Agreement and Letter of  Investment  Intent of
                    Triton  Capital  Investments,   Ltd.,  dated  July  1,  1999
                    (Exhibit 10.1)
10.4(5)             Subscription  Agreement and Letter of  Investment  Intent of
                    JMG  Capital  Partners,  L.P.,  dated July 1, 1999  (Exhibit
                    10.2)
10.5(6)             Specimen of 2-year,  7% $10,000  Note being issued in bridge financing (Exhibit 10.44)
10.6(6)             Promissory Note to Brite Voice Systems, Inc. in the original principal  amount  of  $216,500,  dated as of July 31,  1996
                    (Exhibit 10.48)
10.7(7)             Volume License  Agreement  between Philips Speech Processing
                    North  America,  a  division  of Philips  Electronics  North
                    America  Corporation  and  Preferred  Voice,  Inc.  (Exhibit
                    10.31)
10.8(8)             Form of Subscription Agreement between Preferred Voice, Inc.
                    and certain purchasers of Preferred Voice, Inc. common stock
                    (Exhibit 10.1)
10.9(8)             Form of Warrant Certificate (Exhibit 10.2)
10.10(8)            Warrant No. 122 issued to Stifel,  Nicolaus & Company,  Inc.
                    (Exhibit 10.3)
10.11(3)            Office Building Lease between  Greenville Avenue Properties,
                    Ltd. And Preferred Voice, Inc. (Exhibit 10.2)
10.12(3)            First  Amendment to Lease between  Dallas Office  Portfolio,
                    L.P.  as   successor  in  interest  to   Greenville   Avenue
                    Properties, Ltd. and Preferred Voice, Inc. (Exhibit 10.17)
10.13(5)            Second  Amendment to Lease between Dallas Office  Portfolio,
                    L.P.,  as  successor  in  interest  to   Greenville   Avenue
                    Properties, Ltd. and Preferred Voice, Inc. (Exhibit 10.3)
10.14(1)            Preferred/telecom,  Inc.  1994 Stock Plan for  Incentive and
                    Non-Qualified Stock Options (Exhibit 10.5)
10.15(9)            2000 Stock Plan for Incentive Stock Options and Other Equity
                    Participation (Exhibit 10.1)
10.16(9)            Form of Incentive Stock Option Agreement (Exhibit 10.2)
10.17(10)           Asset Purchase Agreement by and between Brite Voice Systems,
                    Inc. and Preferred/telecom, Inc. (Exhibit 2.1)
10.18+              Marketing  Agreement between Preferred Voice, Inc. and North
                    Carolina  RSA 3 Cellular  Telephone  Co. dba  Carolina  West
                    Wireless *
10.19+              Amendment to Marketing  Agreement  and North  Carolina RSA 3
                    Cellular Telephone Co. dba Carolina West Wireless*
10.20+              Marketing   Agreement  between  Preferred  Voice,  Inc.  and
                    Cellular Mobile Systems of St. Cloud, LLP*
10.21+              Amendment to Marketing  Agreement  between  Preferred Voice,
                    Inc. and Cellular Mobile Systems of St. Cloud, LLP*
10.22+              Software License Agreement between Preferred Voice, Inc. and
                    Carolina West Wireless
10.23+              Software License Agreement between Preferred Voice, Inc. and
                    Cellular Mobile Systems of St. Cloud, LLP
10.24(11)           Form of  Subscription  Agreement  by and  between  Preferred
                    Voice, Inc. and certain signatories thereto (Exhibit 10.1)
10.25(11)           Form of Warrant Certificate, issued by Preferred Voice, Inc.
                    pursuant to the Subscription  Agreement  attached as Exhibit
                    10.24 hereto (Exhibit 10.2)
10.26(3)            Software   License    Agreement   between   Rural   Cellular
                    Corporation and Preferred Voice, Inc. (Exhibit 10.26)
10.27(3)            Marketing  Agreement between Rural Cellular  Corporation and
                    Preferred Voice, Inc. (Exhibit 10.27)*
10.28(3)            Software   License   Agreement   between  Midwest   Wireless
                    Communications,  L.L.C. and Preferred Voice,  Inc.  (Exhibit
                    10.32)
10.29(3)            Marketing Agreement between Midwest Wireless Communications,
                    L.L.C. and Preferred Voice, Inc. (Exhibit 10.33)*
23.1+               Consent  of  Philip  Vogel & Co.  PC  (previously  filed  as
                    Exhibit 23.5)
23.2++              Consent of Jenkens & Gilchrist,  a Professional  Corporation
                    (included in the opinion filed as Exhibit 5.1).

------------

+        Previously Filed.

++       Filed herewith.

* Confidential materials deleted and filed separately with the Securities and Exchange Commission.

(1) Incorporated by reference to the exhibit shown in parenthesis to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 15, 1995.

(2)      Incorporated  by  reference  to the  exhibit  shown in  parenthesis  to
         Amendment  No.  1  to  our  Registration  Statement,   filed  with  the
         Securities and Exchange Commission on August 7, 1995.

(3) Incorporated by reference to the exhibit shown in parenthesis to our Annual Report on Form 10-KSB for the period ended March 31, 1999, filed by us with the Securities and Exchange Commission.

(4) Incorporated by reference to the exhibit shown in parenthesis to our Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999, filed by us with the Securities and Exchange Commission.

(5) Incorporated by reference to the exhibit shown in parenthesis to our Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999, filed by us with the Securities and Exchange Commission.

(6) Incorporated by reference to the exhibit shown in parenthesis to our Annual Report on Form 10-KSB for the period ended March 31, 1996, filed by us with the Securities and Exchange Commission.

(7) Incorporated by reference to the exhibit shown in parenthesis to Amendment No. 1 to Form 10-KSB for the period ended March 31, 2000, filed by us with the Securities and Exchange Commission.

(8) Incorporated by reference to the exhibit shown in parenthesis to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 15, 2000.

(9) Incorporated by reference to the exhibit shown in parenthesis to our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2000, filed by us with the Securities and Exchange Commission.

(10) Incorporated by reference to the exhibit shown in parenthesis to our Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996, filed by us with the Securities and Exchange Commission.

(11) Incorporated by reference to the exhibit shown in parenthesis to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 7, 2001.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 8, 2001.


                              PREFERRED VOICE, INC.



                              By: /s/ G. Ray Miller
                                 --------------------------------------------
                                 G. Ray Miller
                                 Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to our Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated.



Signature                              Title                                                       Date
---------                              -----                                                       ----

/s/ G. Ray Miller                      Chief Executive Officer and Chairman of the Board of
-------------------------------------  Directors (Principal Executive Officer)                     August 8, 2001
G. Ray Miller

/s/ Mary G. Merritt                    Secretary, Treasurer, Vice President of Finance and
-------------------------------------  Director                                                    August 8, 2001
Mary G. Merritt                        (Principal Financial and Accounting Officer)

                                       Director                                                    August __, 2001
-------------------------------------
Scott V. Ogilvie

/s/ Gerard Hallaren                    Director                                                    August 9, 2001
-------------------------------------
Gerard Hallaren

